Exhibit 10.2

FOURTH AMENDMENT TO LUNA INNOVATIONS

LEASE OF RIVERSIDE CENTER

This is the Fourth Amendment is entered into as of the 21 day of March, 2013, by and between CARILION CLINIC PROPERTIES, LLC, a Virginia limited liability company (the “Landlord”) and LUNA INNOVATIONS INCORPORATED, a Delaware corporation (the “Tenant”).

WHEREAS, Carilion Medical Center, as landlord, and Tenant entered into that certain Lease dated the December 30, 2005 (“Original Lease”), as amended by that certain Amended Lease Riverside Center dated July 20, 2006 with an effective date of September 1, 2006 (the “First Amendment”), that certain Second Amendment to Luna Innovations Lease of Riverside Center dated on or about October 5, 2007 (the “Second Amendment”) and that certain Third Amendment to Lease Riverside Center dated April 1, 2010 (the “Third Amendment”).

WHERAS, the Original Lease, the First Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the “Lease”.

WHEREAS, Carilion Medical Center assigned its rights under the Lease to Landlord pursuant to that certain assignment dated September 24, 2010.

WHEREAS, Landlord and Tenant desire to amend the Lease as provided hereinbelow.

WHEREAS, all capitalized terms not otherwise defined shall have the meanings provided in the Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and those terms and conditions set out in the Lease, the parties hereby agree as follows:

1.

Premises. Beginning January 1, 2014, the Premises leased by Landlord to Tenant, and by Tenant from Landlord, on the 4th floor of the Building #1 – Riverside Center, Roanoke, Virginia, 24014, shall be reduced to only include that certain space identified in purple on Exhibit A attached hereto and incorporated herein, together with the right to use the common areas designated in green on Exhibit A with the tenants occupying the remaining space on the 4th floor.

1A.	Tenant’s Option and Right of First Refusal. Section 1A. contained in the Second Amendment regarding Tenant’s right of first refusal to lease space on the second floor of the Building is hereby deleted and Tenant acknowledges and agrees that it shall not have the right of first refusal to lease any additional space in the Building.

2.	Term and Renewal. The term of the Lease is extended and shall expire on December 31, 2018.

3A.	Rent Adjustment. Section 3A. stipulating that the rent per square foot paid by Tenant shall never exceed that paid by any other tenant in the Building is hereby deleted. Tenant acknowledges and agrees that Landlord is permitted to lease additional space in the building at whatever rate Landlord elects and Tenant shall have no right to request a modification of the amount of rent it is paying based on the terms of any other lease.

5.	Rent. Tenant shall continue to pay rent as set forth under the Lease through December 31, 2013. Beginning January 1, 2014, the rent schedule shall be adjusted as:

Period	Annual Rent	Monthly Rent
1/1/14-12/31/14	$288,000.00	$24,000.00
1/1/15-12/31/18	$293,760.00	$24,480.00
1/1/16-12/31/16	$299,635.20	$24,969.60
1/1/17-12/31/17	$305,627.90	$24,468.99
1/1/18-12/31/18	$311,740.46	$25,978.37

Except as modified herein, all other terms and provisions of the Lease remain unchanged and are hereby ratified and affirmed.

WITNESS the following signatures and seals as of the date set forth hereinabove.

Date: March 21, 2013	LANDLORD:

CARILION CLINIC PROPERTIES, LLC

	By:	/s/ Curtis E. Mills, Jr.
	Title:	Curtis E. Mills, Jr.
Senior Vice President

Date: March 21, 2013	TENANT:

LUNA INNOVATIONS INCORPORATED

	By:	/s/ Scott A. Graeff
	Title:	Scott A. Graeff
Chief Strategy Officer

Exhibit A